Liberty Star organizes operational components for Earp Ridge Mines LLC

FOR IMMEDIATE RELEASE

TUCSON, AZ–(September 30, 2019)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) announced the formation of Earp Ridges Mines LLC (“Earp Ridge”) on April 11, 2019 (See Update 903). The Company has now completed assembly of the internal corporate infrastructure, e.g. bank accounts, tax registration, accounting systems, etc., to fully support Earp Ridge’s operational functionality.

States CEO Brett Gross, “This represents a substantial step forward in the Company’s ability to facilitate engagement of an operating partner at the Hay Mountain Project. While the copper price is working against explorers for the moment, we all know that will not stand in the long run. When that situation changes, we are ready and open for business.”

Brett I. Gross

President & CEO

Liberty Star Minerals

Forward Looking Statements Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services. RISK FACTORS FOR OUR COMPANY ARE SET OUT IN OUR 10-K AND OTHER PERIODIC FILINGS WITH THE SEC ON EDGAR.

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Contact:

Liberty Star Minerals Investor Relations

Tracy Myers

520-425-1433

info@LBSR.us

Update 908